UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 30, 2012, Verisk Analytics, Inc. (the “Company”) completed its acquisition of MediConnect Global, Inc. (“MediConnect”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 23, 2012 by and among the Company, its wholly-owned indirect subsidiary MI6 Acquisition, Inc. (“Merger Sub”), MediConnect and MCG Securityholders Representative, LLC, as the securityholders’ representative. Pursuant to the Merger Agreement, the Company acquired MediConnect by merging Merger Sub with and into MediConnect. The aggregate consideration paid was $377,163,125 in cash, which consisted of a net purchase price of $348,550,000 plus an estimated working capital surplus of $28,613,125.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is annexed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 23, 2012 and is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of MediConnect Global, Inc. required by Regulation S-X will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 30, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary